EXHIBIT 30(d)(xxxiii)

o Pruco Life Insurance Company

o Pruco Life Insurance Company of New Jersey

Insured

Rider for Policy No.

_______________________________________

____________________________________

TERMINATION OF BENEFIT

We agree that the benefit______________________________________________________

_________________________________ , will end as of____________________________.

Then all references in this contract to that benefit will no longer apply. The premium for that benefit will not be payable on or after that date.

RIDER ATTACHED TO AND MADE A PART OF THIS CONTRACT

Signed for the Company,

By /s/ SPECIMEN

Secretary

Date

Attest

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PLIY 24--82

Printed in U.S.A.

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